UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2009

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4201 Winfield Road, P.O. Box 1488, Warrenville, Illinois	60555
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (630) 753-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01	REGULATION FD DISCLOSURE

Tentative SEC Settlement

On October 19, 2009, Navistar International Corporation (the “Company”) announced that it has reached a tentative settlement of the Securities and Exchange Commission’s investigation into the company’s December 2007 restatement of its financial results for 2002 through the first three quarters of 2005 that will fully resolve the matters under investigation. The Company’s press release announcing the tentative settlement is attached as Exhibit 99.1 to this Current Report and is incorporated by reference herein.

Planned Debt Issuances

On October 20, 2009, the Company announced that it plans to issue, subject to market conditions, $1 billion of senior notes due 2021 and $500 million of senior subordinated convertible notes due 2014. The Company’s press release announcing the planned debt issuances is attached as Exhibit 99.2 to this Current Report and is incorporated by reference herein.

Earnings Guidance

The company’s guidance for net income including and excluding the Ford settlement and related charges for its fiscal year ending October 31, 2009, is expected to be in the mid to low end of the range that was stated on September 10, 2009 during the 3rd quarter analyst call. The softness in the U.S. and Canadian truck and bus markets was also referenced on that 3rd quarter call and that continued softness has resulted in lower manufacturing segment profit compared to the September 10, 2009 guidance that is expected to be offset by better than expected performance in corporate SG&A and other below the line items. Further, the current guidance does not include certain potential asset impairments, such as those that may arise from developments in our Canadian operations or the potential write-off of certain unamortized debt issuance costs from the company’s 2007 term loan that will be triggered as a result of the refinancing.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates subsidiaries produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit No.	Description	Page

99.1	Tentative SEC Settlement Press Release

99.2	Planned Debt Issuances Press Release

Forward Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the Company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see Item 1A, Risk Factors, of our Form 10-K for the fiscal year ended October 31, 2008, which was filed on December 30, 2008, and Item 1A, Risk Factors, included within our Form 10-Q for the period ended July 31, 2009, which was filed on September 9, 2009. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION Registrant

Date: October 20, 2009	/S/ ANDREW J. CEDEROTH
Andrew J. Cederoth Chief Financial Officer